Exhibit 99.1

BIO-REFERENCE LABORATORIES, INC.

Investor Contact:

Bio-Reference Laboratories, Inc.
Tara Mackay, Investor Relations
201-791-2600
201-791-1941 (fax)
tmackay@bioreference.com

For Release: February 8, 2012

BIOREFERENCE ANNOUNCES 2012 ANNUAL MEETING DATE

(Elmwood Park, New Jersey February 8, 2012) — Bio-Reference Laboratories, Inc. (“BioReference”) (NASDAQ: BRLI) announced today that it will hold its 2012 annual meeting of stockholders (the “Annual Meeting”) on July 12, 2012.  The time and location of the Annual Meeting will be as set forth in BioReference’s annual proxy statement for the Annual Meeting.  The record date for determining the holders of the Company’s common stock entitled to vote at the Annual Meeting will be as set forth in BioReference’s annual proxy statement for the Annual Meeting.  Stockholders wishing to submit proposals for inclusion in the proxy statement for the Annual Meeting must submit such proposals so as to be received by BioReference at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 on or before March 1, 2012.  Any stockholder proposal submitted for the Annual Meeting must relate to matters appropriate for stockholder action and otherwise comply with the rules and regulations of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934, as amended) relating to stockholders’ proposals.

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BioReference is a clinical testing laboratory offering testing, information and related services to physician offices, clinics, hospitals, employers and governmental units. We believe that we are the fourth largest full-service laboratory in the United States and the largest independent regional laboratory in the Northeastern market. BioReference offers a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases. BioReference primarily focuses on esoteric testing, molecular diagnostics, anatomical pathology, women’s health and correctional health care.

Caution Concerning Forward-Looking Statements

Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” within the meaning of the Private Securities

Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Bio-Reference Laboratories, Inc. and its subsidiaries. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, adverse results from failure to comply with applicable laws and regulations governing our business or government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

481 EDWARD H ROSS DRIVE, ELMWOOD PARK, NEW JERSEY 07407 TELEPHONE (201) 791-2600

NASDAQ — BRLI